SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COORSTEK INC

                    MJG ASSOCIATES, INC.
                         GABELLI INTERNATIONAL LTD
                                 2/04/03           10,000            25.7000
                    GAMCO INVESTORS, INC.
                                 2/04/03           20,000            25.7000
                                 2/04/03           51,900            25.7000
                    GABELLI SECURITIES, INC.
                         GABELLI ASSOCIATES LTD
                                 2/04/03           25,000            25.7000
                         GABELLI ASSOCIATES FUND
                                 2/04/03           21,400            25.7000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.